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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44117 and No. 333-62936) of Mac-Gray Corporation of our report dated March 4, 2005, relating to the financial statements of Web Service Company, Inc. Central and Northwest Regions which appears in this Current Report on Form 8-K/A of Mac-Gray Corporation dated March 24, 2005.

/s/ Hurley & Company

Hurley & Company
Granada Hills, California
March 24, 2005